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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)             February 8, 2000
                                                 -------------------------------




                          INTELECT COMMUNICATIONS, INC.
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             (Exact name of registrant as specified in its charter)



          Delaware                     0-11630                  76-0471342
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 (State or other jurisdiction        (Commission              (IRS Employer
       of incorporation)             File Number)           Identification No.)



       1100 Executive Drive, Richardson, Texas                 75081
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       (Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code       (972) 367-2100
                                                   -----------------------------




                                       N/A
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         (Former name or former address, if changed since last report.)






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ITEM 5.  OTHER EVENTS.

A. As previously announced, Intelect Communications, Inc. (the "Company") completed an $18 million private placement of 7.2 million shares of common stock and warrants to purchase 3.6 million additional shares. Proceeds to the Company, after costs and commissions, amounted to approximately $16.9 million. Stonegate Securities, Inc. ("Stonegate"), which acted as placement agent for the transaction, received warrants to purchase 720,000 shares of common stock. Stonegate also received warrants to purchase 250,000 shares for investment banking services.

The warrants issued in the private placement and to Stonegate for its placement agent services have a term of three years and an exercise price of $2.50 per share. If the 20 day average closing bid price for the Company's common stock as of the six month anniversary of the closing is less than $2.50 per share, the exercise price will be reset to that average price. The warrants issued to Stonegate for investment banking services have a five year term and an exercise price of $1.00 per share. As a part of the transactions Intelect has granted certain registration rights to the investors and Stonegate.

B. The Company also announced that it has entered into a definitive Settlement Agreement and Mutual Release ("Settlement Agreement") with Richard Dzanski which will effect the dismissal of a lawsuit filed by Mr. Dzanski against the Company and its wholly owned subsidiary, Intelect Network Technologies Company ("INT"), in the K-192nd District Court of Dallas County, Texas, Cause No. DV98-08366. Pursuant to the Settlement Agreement, the Company issued in a private placement to Mr. Dzanski 350,000 shares of common stock and agreed to allow Mr. Dzanski a 2% royalty on all revenues recognized by the Company or INT, on a consolidated basis, arising from SONETLYNX, OMNILYNX and related products, up to a maximum of $1 million. The royalty period is from January 1, 2000 until March 31, 2001. The royalties are not required to be paid until collected. The Company granted to Mr. Dzanski certain registration right with respect to the shares issued to him.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements of Business to Be Acquired: N/A

     (b) Pro Forma Financial Information of the Business to Be Acquired: N/A

     (c) Exhibits:

         4.1 Form of Warrant issued to Stonegate and the Investors to purchase common stock of Intelect Communications, Inc. at $2.50 per share, subject to adjustment.

         4.2 Warrant issued to Stonegate to purchase 250,000 shares of common stock of Intelect Communications, Inc. at $1.00 per share.

         4.3 Form of Registration Rights Agreement dated January 27, 2000 between Intelect Communications, Inc., the Investors names therein, and Stonegate.

         10.1 Settlement Agreement and Mutual Release dated February 2, 2000 between Intelect Communications, Inc., Intelect Network Technologies Company and Intelect Communications, Inc.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   INTELECT COMMUNICATIONS, INC.
                                                   ----------------------------
                                                         (Registrant)


Date: February 8, 2000                             By: /S/ HERMAN M. FRIETSCH
      ----------------                             ----------------------------
                                                         (Signature)
                                                   Herman M. Frietsch
                                                   Chairman of the Board and CEO




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                               INDEX TO EXHIBITS


      Exhibit No.                   Description
      -----------                   -----------

         4.1 Form of Warrant issued to Stonegate and the Investors to purchase common stock of Intelect Communications, Inc. at $2.50 per share, subject to adjustment.

         4.2 Warrant issued to Stonegate to purchase 250,000 shares of common stock of Intelect Communications, Inc. at $1.00 per share.

         4.3 Form of Registration Rights Agreement dated January 27, 2000 between Intelect Communications, Inc., the Investors names therein, and Stonegate.

         10.1 Settlement Agreement and Mutual Release dated February 2, 2000 between Intelect Communications, Inc., Intelect Network
                  Technologies Company and Intelect Communications, Inc.